UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 4, 2011

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia		30327
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 846-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2011, Post Properties, Inc. and two of its subsidiaries entered into amended and restated employment and change in control agreements with each of David P. Stockert, our President and Chief Executive Officer, Christopher J. Papa, our Executive Vice President and Chief Financial Officer, Sherry W. Cohen, our Executive Vice President and Corporate Secretary, and Charles A. Konas, our Executive Vice President of Construction and Development. In addition, on April 4, 2011, Post Properties, Inc. and two of its subsidiaries entered into an employment and change in control agreement with S. Jamie Teabo, our Executive Vice President of Property Management. Our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers calculated in accordance with the Securities and Exchange Commission (“SEC”) rules and regulations are collectively referred to as our “Named Executive Officers.”

The amendments to the agreements with Messrs. Stockert and Papa and Ms. Cohen change the “modified single-trigger” change-in-control provisions to “double-trigger” change-in-control provisions. The current agreements for all Named Executive Officers now contain “double-trigger” change-in-control provisions. In addition, the amendments to the agreements with Messrs. Stockert, Papa and Konas and Ms. Cohen eliminate tax gross-up payments and achieve more consistency among the agreements. The agreements generally provide for a minimum base salary and eligibility to receive (1) an annual bonus based on individual and corporate goals established by the Executive Compensation and Management Development Committee of our Board of Directors (the “Committee”), and (2) awards under incentive and equity compensation programs maintained by the Company, as determined by the Committee.

The agreements also provide for participation in our employee benefit plans and specified executive benefits disclosed in the 2010 Summary Compensation Table above. As part of the employment agreements, our Named Executive Officers agree to protect our trade secrets for so long as such information remains a trade secret, to protect any confidential or proprietary information for the one year period following his or her termination of employment and to refrain from soliciting our customers and our employees for the two year period following his or her termination of employment. In addition, our Named Executive Officers agree not to compete with us for the one-year period following his or her termination of employment. Included in the employment agreements are termination and change of control provisions, which are more fully described below. Each agreement provides for a one-year term that is automatically renewed each year for one additional year unless we provide 30 days notice of nonrenewal. The minimum annual base salary for each executive under his or her employment agreement is set forth below:

Name	Minimum Annual Base Salary ($)
David P. Stockert	420,000
Christopher J. Papa	342,000
Sherry W. Cohen	290,000
Charles A. Konas	260,000
S. Jamie Teabo	260,000

As part of the employment agreements with our Named Executive Officers, we have agreed to pay certain amounts and provide certain benefits following termination of employment or a change of control under certain circumstances, as described below.

Termination For Cause or By Executive Without Good Reason. In the event of termination by us for cause or by the executive without good reason, the executive will forfeit all compensation, perquisites and benefits provided in the agreements and will forfeit all unvested options to purchase common stock and unvested restricted stock.

Termination Without Cause or By Executive For Good Reason. If an executive’s employment agreement is terminated by us without cause or by the executive for good reason, the executive will continue to receive (i) his or her base salary, other benefits under our benefit plans and certain executive benefits owed for the period specified in the table below (column A) as if he or she continued to be employed for such period, and (ii) a lump sum payment equal to a pro rata portion (based on the number of days the executive already worked during the calendar year) of the average percentage payout of the target bonus, if any, awarded to executives at or above the Executive Vice President level, payable at the same time annual bonuses are paid to executives at or above the Executive Vice President level, plus the multiple of the executive’s average bonus over the prior three years specified in the table below (column B); provided that certain payments may be delayed for up to six months in accordance with 409A of the Code.

In addition, any unvested stock options and restricted stock shall vest on the date of termination to the extent that any such option or restricted stock would have vested during the period specified in the table below (column A) from the termination date. The outstanding options will remain exercisable until the earlier of (i) the expiration of the 10-year term of the option and (ii) the date the option would have expired if the executive’s employment had terminated at the end of the period specified in the table below (column A).

Name	Period of Continued Coverage and Benefits Under Employee Benefit Plans (column A)	Payment Multiple of Average Bonus Following Termination (column B)
David P. Stockert	30 months	2.5 times average bonus
Christopher J. Papa	18 months	1.5 times average bonus
Sherry W. Cohen	18 months	1.5 times average bonus
Charles A. Konas	18 months	1.5 times average bonus
S. Jamie Teabo	18 months	1.5 times average bonus

Termination in Connection with Change of Control. For each executive, if a change of control (as defined below) occurs and an executive’s employment is terminated by us without cause or by the executive for good reason during the three-year period following the change of control (the protection period), the executive will receive a lump sum payment equal to a pro rata portion of the target bonus, if any (as set by the Committee), that the executive would have been eligible to receive for the days the executive already worked during the calendar year, plus a multiple of the executive’s cash compensation specified in the table below (column A); provided that certain payments may be delayed for up to six months in accordance with 409A of the Code. Cash compensation, for purposes of change of control severance, is defined in the agreements as the executive’s base salary at the time of termination (or if greater, the average salary over the prior three years) plus the executive’s target bonus as approved by the Executive Compensation and Management Development Committee for the calendar year in which the termination occurs, or if no such target bonus has been approved for the calendar year, then the average annual cash bonuses earned over the prior three years. The value of the stock options and restricted shares are not included. In addition, any unvested stock options and restricted stock of each executive shall fully vest, and notwithstanding the terms of the stock options, the options shall remain exercisable for the remaining terms of the options as if there had been no termination of employment. The executive will also continue to receive coverage and benefits under the employee benefit plans for the period specified in the table below (column B) following the change of control.

Name	Payment Multiple of Cash Compensation Following Termination (column A)	Period of Continued Coverage and Benefits Under Employee Benefit Plans (column B)
David P. Stockert	3 times cash compensation	36 months
Christopher J. Papa	3 times cash compensation	36 months
Sherry W. Cohen	3 times cash compensation	36 months
Charles A. Konas	2 times cash compensation	24 months
S. Jamie Teabo	2 times cash compensation	24 months

Under the employment agreements, “Cause” is defined, in summary, as the executive’s (i) conviction or guilty plea to a felony or any act of fraud, misappropriation or embezzlement, (ii) malfeasance or gross negligence in the performance of his or her duties, or (iii) breach of the covenants of the employment agreement. “Good Reason” is defined, in summary, as (i) certain reductions in the executive’s compensation or benefits, (ii) certain reductions in the executive’s responsibility or authority, (iii) a transfer of the executive’s primary place of work, and (iv) a failure by Post to renew the term of the executive’s employment agreement.

Under the employment agreements, a change of control is defined as:

•	any change of control which is required to be reported in a proxy statement,

•	a person becoming a beneficial owner of 45% or more of the combined voting power of our then outstanding securities for the election of directors,

•

the members of our board of directors at the beginning of any period of two consecutive years or less cease for any reason to constitute a majority of our board of directors unless their successors were approved by at least two-thirds of the members of our board of directors at the beginning of such period,

•

the consummation of a reorganization, merger, consolidation or share exchange which results in our common stock being converted or changed into securities of another non-Company affiliated organization,

•	any dissolution or liquidation of the Company or the sale or disposition of 50% or more of our assets or business, or

•

the consummation of any reorganization, merger, consolidation or share exchange with another corporation that would cause existing shareholders of the Company to hold less than 60% of the outstanding shares of common stock of the surviving entity.

A change of control is “effective” under these agreements on the date of the closing of the transaction which effects the change of control or, if there is no such closing, on the date the change of control is reported to the SEC (or otherwise publicly announced as effective).

The changes described above (1) to eliminate gross-up payments and (2) to use cash compensation for determination of the payment of change-in-control payments, were also made in our change-in-control agreements with our other employees, including Arthur J. Quirk, our Senior Vice President and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2011

POST PROPERTIES, INC.

By:	/s/ David P. Stockert David P. Stockert President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2011

POST APARTMENT HOMES, L.P.

By: POST GP HOLDINGS, INC.,

as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer